Parcae Capital/ Clover Corp.
Note Guarantee of $100,000 due John V. Cappello, D.O.
Related To Transaction Closing August 28, 2014

Please be advised that as of 1-15-15 $72,000.00 of this Note has been paid. It is hereby agreed by the undersigned to extend the final payment of $28,000 to 5-30-15.

Sincerely,
John V. Cappello, D.O., M.B.A.

John V Cappello, D.O.